Exhibit 99.1
Fastly Announces First Quarter 2024 Financial Results
Company reports positive operating cash flow of $11.1 million

SAN FRANCISCO — May 1, 2024 — Fastly, Inc. (NYSE: FSLY), a leader in global edge cloud platforms, today announced financial results for its first quarter ended March 31, 2024.
“I am pleased with the first quarter operating performance, posting non-GAAP operating loss above our guidance and positive cash flow from operations,” said Todd Nightingale, CEO of Fastly. “But, we're not satisfied with our revenue growth outlook.”
“I'm happy with our innovation velocity with the release of our Bot Management Solution, which greatly enhances our security offering, and shows significant progress toward strengthening the Fastly Platform,” continued Nightingale. “Our path forward in 2024 will be continued investment in customer acquisition and go-to-market efforts to diversify our customer base and accelerate revenue growth.”

	Three months ended March 31,
	2024	2023
Revenue	$133,520	$117,564
Gross margin
GAAP gross margin	54.8%	51.3%
Non-GAAP gross margin	58.8%	55.6%
Operating loss
GAAP operating loss	$(46,260)	$(47,275)
Non-GAAP operating loss	$(9,664)	$(14,074)
Net loss per share
GAAP net loss per common share—basic and diluted	$(0.32)	$(0.36)
Non-GAAP net loss per common share—basic and diluted	$(0.05)	$(0.09)
For a reconciliation of non-GAAP financial measures to their corresponding GAAP measures, please refer to the reconciliation table at the end of this press release.
First Quarter 2024 Financial Summary
•Total revenue of $133.5 million, representing 14% year-over-year growth. Network services revenue of $106.0 million, representing 12% year-over-year growth. Security revenue of $24.6 million, representing 16% year-over-year growth. Network Services include solutions designed to improve performance of websites, apps, APIs, and digital media. Security includes products designed to protect websites, apps, APIs, and users.
•GAAP gross margin of 54.8%, compared to 51.3% in the first quarter of 2023. Non-GAAP gross margin of 58.8%, compared to 55.6% in the first quarter of 2023.
•GAAP net loss of $43.4 million, compared to $44.7 million in the first quarter of 2023. Non-GAAP net loss of $6.5 million, compared to $10.8 million in the first quarter of 2023.
•GAAP net loss per basic and diluted shares of $0.32 compared to $0.36 in the first quarter of 2023. Non-GAAP net loss per basic and diluted shares of $0.05, compared to $0.09 in the first quarter of 2023.
Key Metrics
•Last 12-month net retention rate (LTM NRR)1 increased to 114% in the first quarter from 113% in the fourth quarter of 2023.
•Total customer count2 was 3,290 in the first quarter, up 47 from the fourth quarter of 2023; 577 were enterprise customers2 in the first quarter, down 1 from the fourth quarter of 2023.
•Remaining performance obligations (RPO)3 were $227 million, down 4% from $236 million in the fourth quarter of 2023.

First Quarter Business and Product Highlights
•Released Fastly Bot Management Solution to help organizations combat automated “bot” attacks at the edge and minimize the business impact of fraud, DDoS attacks, account takeovers, and other abuse.
•Simplified our product bundles, making it easier for customers to choose Fastly by offering a predictable billing experience across our product portfolio.
•Enabled self-service adoption with Universal Login and the addition of Fastly product trials and upgrades to our Control Panel.
•Deepened protection for modern APIs and services with the addition of gRPC Inspection and Advanced Rate Limiting in our Next-Gen WAF.
•Expanded our Compute platform with the Secret Store, a secrets management service, allowing organizations to run more of their services entirely on the edge.
•Released Edge Rate Limiting to protect Compute services from Layer 7 DDoS attacks and automated abuse.
•Released Edge Observability, a unified dashboard with real-time and historic metrics, and Alerts, which automatically notifies customers of service-related performance metrics and impending outages.
•New deal registrations and related revenue contribution more than doubled year-over-year in the first quarter.
•Closed more Fastly product package deals in the first quarter of 2024 than the first half of 2023.
•Fastly’s OHTTP Relay won the 2024 DEVIES award for best innovation in services: application development.
•Published “API Security Study 2024," an assessment of Europe-based companies' API security concerns based on insights from cybersecurity decision makers, experts, and practitioners.
•Announced Xcelerate, a series of in-person global events to help Fastly’s network of developers, security professionals and business leaders deliver superior digital experiences at the edge.

Second Quarter and Full Year 2024 Guidance

	Q2 2024	Full Year 2024
Total Revenue (millions)	$130.0 - $134.0	$555.0 - $565.0
Non-GAAP Operating Loss (millions)	($16.0) - ($12.0)	($28.0) - ($22.0)
Non-GAAP Net Loss per share (4)(5)	($0.10) - ($0.06)	($0.12) - ($0.06)
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Fastly’s future GAAP financial results.
Conference Call Information

Fastly will host an investor conference call to discuss its results at 1:30 p.m. PT / 4:30 p.m. ET on Wednesday, May 1, 2024.

Date: Wednesday, May 1, 2024
Time: 1:30 p.m. PT / 4:30 p.m. ET
Webcast: https://investors.fastly.com
Dial-in: 888-330-2022 (US/CA) or 646-960-0690 (Intl.)
Conf. ID#: 7543239

Please dial in at least 10 minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will be available at https://investors.fastly.com where listeners may log on to the event by selecting the webcast link under the “Quarterly Results” section.

A telephone replay of the conference call will be available at approximately 5:00 p.m. PT, May 1 through May 15, 2024 by dialing 800-770-2030 or 647-362-9199 and entering the passcode 7543239.
About Fastly, Inc.
Fastly’s powerful and programmable edge cloud platform helps the world’s top brands deliver online experiences that are fast, safe, and engaging through edge compute, delivery, security, and observability offerings that improve site performance, enhance security, and empower innovation at global scale. Compared to other providers, Fastly’s powerful, high-performance, and modern platform architecture empowers developers to deliver secure websites and apps with rapid time-to-market and demonstrated, industry-leading cost savings. Organizations around the world trust Fastly to help them upgrade the internet experience, including Reddit, Wendy’s, Stripe, Neiman Marcus, Universal Music Group, SeatGeek, and Advance Publications. Learn more about Fastly at https://www.fastly.com, and follow us @fastly.

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance, including our outlook and guidance, our operating performance, our ability to innovate, the success of our products and product enhancements, our customer acquisition and go-to-market efforts, our ability to monetize, and our ability to deliver on our long-term strategy. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Fastly files with the Securities and Exchange Commission (“SEC”), including in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024. Copies of reports filed with the SEC are posted on Fastly’s website and are available from Fastly without charge.
Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses the following non-GAAP measures of financial performance: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, free cash flow and adjusted EBITDA. The presentation of this additional financial information is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. These non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. In addition, these non-GAAP financial measures may be different from the non-GAAP financial measures used by other companies. These non-GAAP measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Management compensates for these limitations by reconciling these non-GAAP financial measures to the most comparable GAAP financial measures within our earnings releases.
Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP basic and diluted net loss per common share, non-GAAP research and development, non-GAAP sales and marketing, and non-GAAP general and administrative differ from GAAP in that they exclude stock-based compensation expense, amortization of acquired intangible assets, net gain on extinguishment of debt, impairment expense and amortization of debt discount and issuance costs.

Adjusted EBITDA: excludes stock-based compensation expense, depreciation and other amortization expenses, amortization of acquired intangible assets, executive transition costs, interest income, interest expense, including amortization of debt discount and issuance costs, net gain on extinguishment of debt, impairment expense, other income (expense), net, and income taxes.

Amortization of Acquired Intangible Assets: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases and acquisitions. Management considers its operating results without this activity when evaluating its ongoing non-GAAP performance and its adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and acquisitions and may not be reflective of our core business, ongoing operating results, or future outlook.

Amortization of Debt Discount and Issuance Costs: consists primarily of amortization expense related to our debt obligations. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook. These are included in our total interest expense.

Capital Expenditures: consists of cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows.

Depreciation and Other Amortization Expense: consists of non-cash charges that can be affected by the timing and magnitude of asset purchases. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because these charges are non-cash expenses that can be affected by the timing and magnitude of asset purchases and may not be reflective of our core business, ongoing operating results, or future outlook.

Free Cash Flow: calculated as net cash used in operating activities less purchases of property and equipment, net of proceeds from sale of property and equipment, principal payments of finance lease liabilities, capitalized internal-use software costs and advance payments made related to capital expenditures. Management specifically identifies adjusting items in the reconciliation of GAAP to non-GAAP financial measures. Management considers non-GAAP free cash flow to be a profitability and liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in Fastly's business and strengthening its balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. The presentation of non-GAAP free cash flow is also not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.
Income Taxes: consists primarily of expenses recognized related to state and foreign income taxes. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Interest Expense: consists primarily of interest expense related to our debt instruments, including amortization of debt discount and issuance costs. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.

Interest Income: consists primarily of interest income related to our marketable securities. Management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Other Income (Expense), Net: consists primarily of foreign currency transaction gains and losses. Management considers its operating results without this activity when evaluating its ongoing adjusted EBITDA performance because it is not believed by management to be reflective of our core business, ongoing operating results or future outlook.
Stock-Based Compensation Expense: consists of expenses for stock options, restricted stock units, performance awards, restricted stock awards and Employee Stock Purchase Plan ("ESPP") under our equity incentive plans. Although stock-based compensation is an expense for the Company and is viewed as a form of compensation, management considers its operating results without this activity when evaluating its ongoing non-GAAP net loss performance and its adjusted EBITDA performance, primarily because it is a non-cash expense not believed by management to be reflective of our core business, ongoing operating results, or future outlook. In addition, the value of some stock-based instruments is determined using formulas that incorporate variables, such as market volatility, that are beyond our control.
Management believes these non-GAAP financial measures and adjusted EBITDA serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods and to those of peer companies, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current financial performance.
In the financial tables below, the Company provides a reconciliation of the most comparable GAAP financial measure to the historical non-GAAP financial measures used in this press release.

Key Metrics
1 We calculate LTM Net Retention Rate by dividing the total customer revenue for the prior twelve-month period (“prior 12-month period”) ending at the beginning of the last twelve-month period (“LTM period”) minus revenue contraction due to billing decreases or customer churn, plus revenue expansion due to billing increases during the LTM period from the same customers by the total prior 12-month period revenue. We believe the LTM Net Retention Rate is supplemental as it removes some of the volatility that is inherent in a usage-based business model.
2 Our number of customers is calculated based on the number of separate identifiable operating entities with which we have a billing relationship in good standing, from which we recognized revenue during the current quarter. Our enterprise customers are defined as those with annualized current quarter revenue in excess of $100,000. This is calculated by taking the revenue for each customer within the quarter and multiplying it by four.
3 Remaining performance obligations include future committed revenue for periods within current contracts with customers, as well as deferred revenue arising from consideration invoiced for which the related performance obligations have not been satisfied.
4 Non-GAAP Net Loss per share is calculated as Non-GAAP Net Loss divided by weighted average basic shares for 2024.
5 Assumes weighted average basic shares outstanding of 137.7 million in Q2 2024 and 137.9 million for the full year 2024.

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended March 31,
	2024	2023
Revenue	$133,520	$117,564
Cost of revenue(1)	60,286	57,310
Gross profit	73,234	60,254
Operating expenses:
Research and development(1)	38,248	37,431
Sales and marketing(1)	49,607	44,271
General and administrative(1)	31,639	25,827
Total operating expenses	119,494	107,529
Loss from operations	(46,260)	(47,275)
Interest income	3,848	4,186
Interest expense	(579)	(1,213)
Other expense, net	(89)	(250)
Loss before income taxes	(43,080)	(44,552)
Income tax expense	347	135
Net loss	$(43,427)	$(44,687)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.36)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	134,587	125,418
__________
(1)Includes stock-based compensation expense as follows:

	Three months ended March 31,
	2024	2023
Cost of revenue	$2,779	$2,681
Research and development	10,323	11,481
Sales and marketing	7,843	6,705
General and administrative	10,876	7,284
Total	$31,821	$28,151

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited)

	Three months ended March 31,
	2024	2023
Gross profit
GAAP gross profit	$73,234	$60,254
Stock-based compensation	2,779	2,681
Amortization of acquired intangible assets	2,475	2,475
Non-GAAP gross profit	$78,488	$65,410
GAAP gross margin	54.8%	51.3%
Non-GAAP gross margin	58.8%	55.6%

Research and development
GAAP research and development	$38,248	$37,431
Stock-based compensation	(10,323)	(11,481)
Non-GAAP research and development	$27,925	$25,950

Sales and marketing
GAAP sales and marketing	$49,607	$44,271
Stock-based compensation	(7,843)	(6,705)
Amortization of acquired intangible assets	(2,300)	(2,575)
Non-GAAP sales and marketing	$39,464	$34,991

General and administrative
GAAP general and administrative	$31,639	$25,827
Stock-based compensation	(10,876)	(7,284)
Non-GAAP general and administrative	$20,763	$18,543

Operating loss
GAAP operating loss	$(46,260)	$(47,275)
Stock-based compensation	31,821	28,151
Amortization of acquired intangible assets	4,775	5,050
Non-GAAP operating loss	$(9,664)	$(14,074)

Net loss
GAAP net loss	$(43,427)	$(44,687)
Stock-based compensation	31,821	28,151
Amortization of acquired intangible assets	4,775	5,050
Amortization of debt discount and issuance costs	354	716
Non-GAAP net loss	$(6,477)	$(10,770)

Non-GAAP net loss per common share—basic and diluted	$(0.05)	$(0.09)
Weighted average basic and diluted common shares	134,587	125,418

Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, unaudited) (continued)

	Three months ended March 31,
	2024	2023
Adjusted EBITDA
GAAP net loss	$(43,427)	$(44,687)
Stock-based compensation	31,821	28,151
Depreciation and other amortization	13,400	12,179
Amortization of acquired intangible assets	4,775	5,050
Amortization of debt discount and issuance costs	354	716
Interest income	(3,848)	(4,186)
Interest expense	225	497
Other expense, net	89	250
Income tax expense	347	135
Adjusted EBITDA	$3,736	$(1,895)

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	As of March 31, 2024	As of December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$150,809	$107,921
Marketable securities, current	178,677	214,799
Accounts receivable, net of allowance for credit losses	107,517	120,498
Prepaid expenses and other current assets	23,207	20,455
Total current assets	460,210	463,673
Property and equipment, net	177,574	176,608
Operating lease right-of-use assets, net	54,420	55,212
Goodwill	670,356	670,356
Intangible assets, net	57,576	62,475
Marketable securities, non-current	1,743	6,088
Other assets	84,044	90,779
Total assets	$1,505,923	$1,525,191
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,485	$5,611
Accrued expenses	35,555	61,818
Finance lease liabilities, current	11,974	15,684
Operating lease liabilities, current	22,580	24,042
Other current liabilities	44,633	40,539
Total current liabilities	120,227	147,694
Long-term debt	343,837	343,507
Finance lease liabilities, non-current	440	1,602
Operating lease liabilities, non-current	46,857	48,484
Other long-term liabilities	2,756	4,416
Total liabilities	514,117	545,703
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	1,870,503	1,815,245
Accumulated other comprehensive loss	(521)	(1,008)
Accumulated deficit	(878,179)	(834,752)
Total stockholders’ equity	991,806	979,488
Total liabilities and stockholders’ equity	$1,505,923	$1,525,191

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(43,427)	$(44,687)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	13,277	12,040
Amortization of intangible assets	4,899	5,175
Non-cash lease expense	5,556	6,115
Amortization of debt discount and issuance costs	354	716
Amortization of deferred contract costs	4,573	3,425
Stock-based compensation	31,821	28,151
Deferred income taxes	228	—
Provision for credit losses	953	533
Loss on disposals of property and equipment	399	251
Amortization of premiums (discounts) on investments	(1,158)	449
Other adjustments	(259)	(243)
Changes in operating assets and liabilities:
Accounts receivable	12,028	3,701
Prepaid expenses and other current assets	(2,700)	(634)
Other assets	(1,814)	(7,212)
Accounts payable	101	(175)
Accrued expenses	(8,760)	(6,827)
Operating lease liabilities	(7,606)	(5,750)
Other liabilities	2,667	(3,889)
Net cash provided by (used in) operating activities	11,132	(8,861)
Cash flows from investing activities:
Purchases of marketable securities	(56,948)	—
Maturities of marketable securities	99,080	227,211
Purchases of property and equipment	(1,603)	(3,494)
Proceeds from sale of property and equipment	—	22
Capitalized internal-use software	(6,845)	(4,209)
Net cash provided by investing activities	33,684	219,530
Cash flows from financing activities:
Repayments of finance lease liabilities	(4,872)	(8,645)
Proceeds from exercise of vested stock options	111	336
Proceeds from employee stock purchase plan	2,881	2,596
Net cash used in financing activities	(1,880)	(5,713)
Effects of exchange rate changes on cash, cash equivalents, and restricted cash	(48)	116
Net increase in cash, cash equivalents, and restricted cash	42,888	205,072
Cash, cash equivalents, and restricted cash at beginning of period	108,071	143,541
Cash, cash equivalents, and restricted cash at end of period	150,959	348,613
Reconciliation of cash, cash equivalents, and restricted cash as shown in the statements of cash flows:
Cash and cash equivalents	150,809	348,463
Restricted cash, current	150	150
Total cash, cash equivalents, and restricted cash	$150,959	$348,613

Free Cash Flow
(in thousands, unaudited)

	Three months ended March 31,
	2024	2023
Cash flow provided by (used in) operations	$11,132	$(8,861)
Capital expenditures(1)	(13,320)	(16,326)
Free Cash Flow	$(2,188)	$(25,187)
__________
(1)Capital expenditures are defined as cash used for purchases of property and equipment, net of proceeds from sale of property and equipment, capitalized internal-use software and payments on finance lease obligations, as reflected in our statement of cash flows. Our capital expenditures exclude deployment of $3.7 million prepaid capital equipment for the three months ended March 31, 2024, as reflected in the supplemental disclosure of our statement of cash flows.

Contacts
Investor Contact
Vernon Essi, Jr.
ir@fastly.com

Media Contact
Spring Harris
press@fastly.com

Source: Fastly, Inc.